                               Offer to Purchase
                    All Outstanding Shares of Common Stock
                           and Class B Common Stock

                                      of

                          Gerber Childrenswear, Inc.
                          for at least $3.42 in Cash
                           and a Fraction of a Share
                                of Common Stock

                                      of

                               Kellwood Company
                           Together Having a Value,
               Based on the Formula in The Attached Prospectus,
                            of $6.85 Per Share, Net

                                    Made By

                               Kellwood Company

                                      and

                                 Cradle, Inc.
                         a wholly-owned subsidiary of
                               Kellwood Company

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, JUNE 21, 2002, UNLESS THE OFFER IS EXTENDED.

                                                                   May 24, 2002

To Our Clients:

   Enclosed for your consideration is a Preliminary Prospectus dated May 23, 2002 (the "Preliminary Prospectus"), and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Cradle, Inc., a Delaware corporation ("Cradle") and a wholly owned subsidiary of Kellwood Company, a Delaware corporation ("Kellwood"), and Kellwood to purchase all outstanding shares of (i) Common Stock, par value $0.01 per share, of Gerber Childrenswear, Inc., a Delaware corporation ("Gerber") (the "Voting Common Stock"), and (ii) Class B Common Stock, par value $0.01 per share, of Gerber (the "Class B Common Stock" and together with the Voting Common Stock, the "Gerber Common Stock" or the "Shares" and each share of Gerber Common Stock being hereinafter referred to as a "Share"), upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 15, 2002, by and among Kellwood, Cradle and Gerber (the "Merger Agreement"). Also enclosed is a Letter to Stockholders of the Company from Edward Kittredge, the Chairman, Chief Executive Officer and President of Gerber, together with a Solicitation/ Recommendation Statement on Schedule 14D-9.

   THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

      1. The offer price is a combination of Kellwood common stock and cash with a value of $6.85 per Share, based on the formula described in the Preliminary Prospectus, comprised of at least $3.42 in cash, net without interest, and up to $3.43 in Kellwood common stock in exchange for each of your Shares of Gerber Common Stock, upon the terms and subject to the conditions of the Offer.

      2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, June 21, 2002, unless the Offer is extended.

      3. The Offer is being made for all outstanding Shares.

      4. THE BOARD OF DIRECTORS OF GERBER, BY UNANIMOUS VOTE OF ALL DIRECTORS, UPON THE TERMS AND CONDITIONS SET FORTH IN THE MERGER AGREEMENT, HAS (I) DETERMINED THAT EACH OF THE OFFER AND THE MERGER, TAKEN TOGETHER AS INTEGRAL STEPS OF A SINGLE PLAN OF REORGANIZATION, IS FAIR TO, AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF GERBER, (II) APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND (III) RECOMMENDED ACCEPTANCE OF THE OFFER AND ADOPTION OF THE MERGER AGREEMENT BY THE STOCKHOLDERS.

      5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the section of the Preliminary Prospectus entitled "The Offer--Timing of Our Offer") that number of Shares which represents at least seventy percent (70%) of the Voting Common Stock outstanding on a Fully Diluted Basis (as such term is defined in the Merger Agreement) on the date Shares are accepted for payment. The Offer is also subject to other conditions set forth in the Preliminary Prospectus.

      6. Tendering stockholders of record who tender Shares directly will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

   The Offer is made solely by the Preliminary Prospectus and the related Letter of Transmittal and any supplements or amendments thereto. Neither Kellwood nor Cradle is aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If either Kellwood or Cradle become aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Cradle and Kellwood will make a good faith effort to comply with such state statute. If, after such good faith effort, Cradle and Kellwood cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Cradle and Kellwood by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                         Instructions With Respect to
                             The Offer to Purchase
                              For Stock and Cash
                    All Outstanding Shares of Common Stock
                           and Class B Common Stock

                                      of

                          Gerber Childrenswear, Inc.

   The undersigned acknowledge(s) receipt of your letter and the Preliminary Prospectus dated May 23, 2002, and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by Cradle, Inc., a Delaware corporation ("Cradle") and a wholly owned subsidiary of Kellwood Company, a Delaware corporation ("Kellwood"), and Kellwood to purchase all outstanding shares of
(i) Common Stock, par value $0.01 per share, of Gerber Childrenswear, Inc., a Delaware corporation ("Gerber"), and (ii) Class B Common Stock, par value $0.01 per share, of Gerber.

   This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares
to be Tendered:* Account Number:

---------------- --------------- ----------------------------------------------------
                                 Signature(s)

                                 ----------------------------------------------------
                                 Please print name(s)

                                 ----------------------------------------------------
                                 Address

                                 ----------------------------------------------------
                                 Account Number

                                 ----------------------------------------------------
                                 Area Code and Telephone

                                 ----------------------------------------------------
                                 Taxpayer Identification Number(s) or Social Security
                                 Number(s)

                                 Dated: _______________________________________, 2002

--------
  *Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.